EXHIBIT 23

                   Consent of Dalby, Wendland & Co., P.C.

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Tri-County Bancorp, Inc. on Form S-8 (originally filed with the Securities and Exchange Commission on October 24, 1994) of our report dated February 7, 1997, included in this Annual Report on Form 10-KSB of Tri-County Bancorp, Inc. for the calendar year ended December 31, 1996.




Grand Junction, Colorado
March 26, 1997